EXHIBIT 10.14


                                    Agreement

This agreement, dated August 14. 1995. is between Educational Services Institute
(ESI) and University Online (UOL).

                                    Recitals

1. UOL is in the business of providing training online via its own computer network (the "UOL Network").

2. ESI currently offers traditional classroom training and would like to expand its scope to offer courses online.

3. UOL and ESI desire to form a business relationship to of or a number of ESI's courses online.

                                    Agreement

Course Content

ESI, in association with The George Washington University, will license to UOL particular ESI-owned or controlled course materials (including course manuals. exams, and handouts) (collectively referred to as the "Works") and make available to UOL subject matter experts and the authors of such course materials (if available) on a project specific basis.

Course Content Conversion

UOL will design, develop and otherwise "convert" Works selected jointly by UOL and ESI into high quality online courses and products ("Courses"), using its in-house instructional design and programming experts.


Course "Presentation"

ESI hereby grants UOL the right to maintain and distribute or "present" the Courses on its online network, and wherever reasonably possible. offer as an adjunct to the Courses hard copy versions of the Works as a licensed distributor. It is understood that the Works are to be sold to the public and not to other training providers.

UOL will be responsible for maintaining and presenting the Courses on its Network, which includes making or maintaining all necessary arrangements with communications carriers, computer software and hardware suppliers, as necessary.


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   *  [ ] CONFIDENTIAL  TREATMENT  REQUESTED;  CERTAIN  INFORMATION  OMITTED AND
      FILED SEPARATELY WITH THE SEC.

Marketing

UOL will promote the Courses to its distribution partners and client base. Specific terms of such distribution are subject to approval by ESI. The Courses will be promoted using the names of UOL, ESI, and The George Washington University to achieve maximum recognition.

ESI will promote and market the Courses in connection with its traditional Works offerings through its normal channels to its client base. In addition to its normal channels, ESI can market in conjunction with UOL over the UOL Network.

ESI will make reasonable space available for descriptions of the Courses in its catalogs, product lists, and marketing materials.

Pricing

UOL and ESI will jointly determine the prices at which the Courses in the online format are offered. At this point, it is conceived that customers will pay a premium for ESI's traditional classroom-taught course offerings and that the Courses, in their online format will be priced lower. The exact pricing will be determined later.

Course Registration

Ultimately, the parties expect that students will register and pay for an Courses on an online basis. Until that time, ESI will be responsible for registering students and taking payment from students who call, fax, or mail in their registrations. UOL will be responsible for registering students who chose to do so online.

Revenue Sharing and Accounting

Gross revenues earned from the Courses and online sale of the Works will be split using the following formula: ESI [ ]% and UOL [ ]%.* ESI is responsible for paying royalties from its portion of the revenues to content, accreditation, and certification providers based on established agreements between them and ESI.

Ultimately, UOL will be responsible for collecting all revenues, keeping accounts of revenues earned, and remitting to ESI its share of such revenues. Until such time that all tuition payments are made and collected on an online basis, ESI will be responsible for collecting and accounting for payments made by telephone, fax, or mail. ESI will forward registration information to UOL, and will remit to UOL, on a monthly, basis its share of revenues collected by ESI.

UOL will collect and keep account of revenues from students who register online, and remit to ESI, on a monthly basis, its share of such revenues. Each party will be responsible for collecting delinquent payments owed them. The parties expect to bill individual students on a per course basis, however, if deemed more appropriate later, billing could be on an hourly basis, tracked by the online server. Corporate clients will be billed monthly.

Approval Rights

ESI has the right to participate in the final decision of how the Works are used in UOL's Courses (i.e., editorial, design, graphics and creative input).


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     *  [ ] CONFIDENTIAL  TREATMENT  REQUESTED;  CERTAIN INFORMATION OMITTED AND
        FILED SEPARATELY WITH THE SEC.

User Support Service

UOL will provide support services and respond to user questions using its standard operating procedures.

Intellectual Property Rights

UOL and ESI will share copyrights and full distribution rights to the Courses and any derivative online or interactive versions of the Courses developed under the partnership.

ESI will own or control the copyrights to all the Works from which the online Course version will be derived.

Mutual Non-compete

After the termination or expiration of this agreement, UOL may not develop or distribute online courses based on or incorporating Works without a license from ESI.

During the term of this agreement and for three years thereafter, ESI and its affiliates will not themselves or with others develop, distribute any online product that incorporates, builds upon, or contemplates content and instructional design from the Courses developed under the partnership and where online distribution rights are licensed to UOL by ESI.

Governing Law

This agreement is governed by the laws of the Commonwealth of Virginia.

In witness whereof, the parties have signed this agreement this day of August, 1995.


Educational Services Institute                         University Online



---------------------------------                  -----------------------------
By:                                                By:

                                    Agreement



This Agreement is between University Online, Inc. (UOL), a company having offices at 105 West Broad Street, Suite 301, Falls Church, VA 22046, and Educational Services Institute (ESI), a company having offices at 4301 North Fairfax Drive, Suite 800, Arlington, VA 22203. UOL and ESI hereby agree as follows:

ARTICLE 1--INTENT

UOL is in the business of developing, publishing, and distributing multimedia educational software for distance learning, including providing online resources and technology to institutions of higher learning in order to facilitate their provision of online courses and programs. UOL desires to promote and offer ESI-owned or -controlled courses as "Online Courses" (distance learning course offerings) via the Internet. ESI desires to deliver certain ESI-owned or controlled courses as UOL Online Courses. The parties desire to work together to develop, deliver, and market such Online Courses. The parties recognize that opportunities may evolve where UOL can offer ESI owned or controlled courses through UOL clients intranets. The parties agree to pursue such opportunities as long as they do not conflict with other ESI contracts and/or agreements.

ARTICLE 2-IDENTIFICATION OF COURSES FOR ONLINE DEVELOPMENT AND DELIVERY

ESI, with input from and concurrence by UOL, will identify the courses owned or controlled by ESI to be delivered as Online Courses. Such courses will be specifically set forth in Addenda to this Agreement. The initial courses to be developed and delivered as Online Courses are set forth in Addendum 1.

Each such Addendum to this Agreement may contain terms and conditions specific to the development, delivery, licensing, or ownership rights and/or marketing of the Online Courses covered by the Addendum. In the case of any conflict between those terms and conditions and the terms and conditions set forth in this Agreement, the specific terms and conditions in the Addendum shall govern.

ARTICLE 3-ROLES IN THE DEVELOPMENT OF ONLINE COURSES

For each course set forth by Addendum to this Agreement, UOL will be responsible for designing and developing, or engaging third parties to design and develop, an effective, interactive Online Course that meets course objectives mutually agreed upon by the parties and complies with an agreed upon written development plan. This plan will be developed mutually, or by or at the direction of UOL. It will be signed by both parties and any third parties and will incorporate a development and production schedule.

For each Online Course, ESI will be responsible for providing UOL the most current print or digital version of the classroom training course materials, to serve as the basis for development of the Online Course. In addition, ESI will assign a subject matter expert or experts to work with UOL on each Online Course and will assist UOL as necessary in arranging any interviews with or surveys of ESI students or clients. ESI will also provide

* [ ] CONFIDENTIAL TREATMENT REQUESTED; CERTAIN INFORMATION OMITTED AND FILED SEPARATELY WITH THE SEC.

access to its training facilities and administrative support should UOL desire to video or audio record any ESI-owned or controlled course to be delivered as an Online Course.

For each course being developed as an Online Course, UOL will be responsible for providing to ESI in writing, for its review and approval, a preliminary product description, final product description, and storyboards and/or scripts in accordance with the development plan. UOL will also be responsible for developing an online prototype of a representative Online Course module, for review and beta testing prior to online development of the remainder of the modules. ESI will be responsible for the timely review of each such deliverable, in accordance with the schedule set forth in the product development plan, as well as for working closely with UOL to arrange beta test sites.

ESI will have the right to review and finally approve all OnLine Course modules, in adherence with the schedule contained in the development plan.

ARTICLE 4-COST SHARING FOR DEVELOPMENT OF ONLINE COURSES

ESI will be fully responsible for the compensation of all ESI employees who serve as subject matter experts or play any other role in the development of Online Courses under this Agreement. UOL will be responsible for all other Online Course development costs, including the compensation of subject matter experts who are not ESI employees and of any third-party course developers.

ARTICLE 5-ROLES IN ONLINE COURSE DELIVERY, MAINTENANCE, AND MANAGEMENT

UOL will be responsible for creating and maintaining a connection to the Internet that can be accessed by students and prospective students to inquire about, register for, and complete all Online Courses, as well as otherwise interact via computer with UOL and ESI. UOL will facilitate online and other communication between students and ESI staff, including passing along inquiries and queries. UOL will work with ESI staff as necessary to accurately track all registrations and corresponding payments.

ESI staff will handle all student registrations received by phone, fax, or mail, as opposed to online. Until such time as UOL's network can accept tuition payment online, ESI will collect and account for all tuition payments. ESI will also make available instructors or other staff to respond to students' course content-related inquiries, grade exams online, moderate online discussions, or otherwise interact with students via computer as agreed upon by the parties in the product description or product development plan for the Online Course in question.

The parties will jointly, develop an online evaluation form that elicits student feedback on each Online Course developed and delivered. UOL will be responsible for maintaining these forms on its network as part of the Online Course materials. for tabulating any numerical scores elicited by the forms, and for providing, ESI, in a timely manner, these tabulations and any other feedback received. UOL and ESI will jointly determine any changes, upgrades, or updates to be made to an Online Course based on student feedback or other input, and UOL will be responsible for the online implementation of those changes.

ARTICLE 6-COST SHARING FOR ONLINE COURSE DELIVERY, MAINTENANCE, AND MANAGEMENT

Each party will be responsible for the costs it incurs in carrying out the responsibilities set forth in Article 5.

ARTICLE 7-ROLES IN PROMOTING AND ADVERTISING ONLINE COURSES

UOL will maintain up-to-date information on all Online Courses at its web site and will create links to and from other web sites as mutuallv agreed in writing by the parties. UOL will also actively market the Online Courses to its distribution partners as appropriate.

ESI will actively market the Online Courses to its client base through course catalogs, brochures, and other print pieces and at trade shows and conferences.

Should the parties elect to engage a third party to help market the Online Courses, that third party will be compensated at a rate agreed upon by the parties in writing and the parties will share equally in the cost of such compensation.

ESI will be notified in advance and must approve in writing any marketing through a third party.

ARTICLE 8-COST SHARING FOR PROMOTING AND ADVERTISING ONLINE COURSES

Each party will be responsible for the costs it incurs in carrying out the responsibilities set forth in Article 7.

ARTICLE 9-USE OF NAMES

UOL agrees to obtain written approval from ESI before using "Educational Services Institute, ESI, ESI International," "The George Washington University," the name of any George Washington University School, or any derivative or abbreviated form of the names of these entities (such as "ESI," "GW," or official logos), or of any other college or university with which ESI establishes a relationship in any promotional or financial presentation or in any other format, written or otherwise, that will be publicly disseminated by UOL.

ESI agrees to obtain written approval before using "Universitv Online," "UOL," or any derivative or abbreviated form in any promotional or financial presentation or in any other format, written or otherwise, that will be publicly disseminated by ESI.

UOL's name will appear in connection with the Online Courses as a conduit rather than as the courses' official sponsor.

ARTICLE 10-COPYRIGHTS AND LICENSES

ESI owns or controls the copyright to the course materials for all courses to be developed, delivered, and marketed as Online Courses under this Agreement. ESI will own the copyright for the CD-ROM developed for the Managing Project in Organizations course and UOL will have a royalty-free license for use in support of internet based course offerings. Copyright ownership for other CD-ROMs will be negotiated on a case-by-case basis. ESI is solely responsible for obtaining and paying for any third-party copyright licenses for ESI-controlled course materials where ESI does not own the copyright. ESI grants UOL a no-cost license to use ESI-owned or controlled course materials in developing, and delivering Online Courses. This license is valid during the life of this Agreement and may not be transferred, assigned, or sold to a third party.

ARTICLE 11-PROTECTION OF ONLINE COURSE CONTENT

UOL agrees to provide and maintain the most effective security technology reasonably available to UOL in order to protect Online Course content. UOL will keep ESI apprised quarterly in writing of the security technology being used and of any known or suspected breaches of security regarding Online Course content.

ARTICLE 12-PROPRIETARY RIGHTS

ESI will own the mailing lists, student rosters, advertising and promotional materials, and any other ancillary products or assets created or generated in connection with the delivery and marketing of the Online Courses. Customer lists generated at the effort and expense of UOL from outside sources will be owned by UOL.

ARTICLE 13-CERTIFICATION OR ACCREDITATION OF ONLINE COURSES

ESI will use reasonable efforts to obtain certification and/or accreditation for each Online Course based on a classroom course for which ESI has previously obtained certification or accreditation.

ARTICLE 14-PRICING

ESI and UOL will jointly determine in writing the prices at which Online Courses are offered. Such prices will take into account the prices charged for classroom delivery of the courses.

ARTICLE 15-REVENUE COLLECTION, REVENUE SHARING, AND ROYALTY PAYMENTS

ESI will be responsible for accounting for all tuition payments received by mail or fax. UOL will be responsible for accounting for all tuition payments received online. Each party will be responsible for remitting to the other party, on the first of each month, the other party's share of the Gross Revenues received. Such remittances will be based on Gross Revenues received during the month prior to the month just ended (e.g., March 1 remittances will be based on Gross Revenues received during January).

Gross revenues for each Online Course will be shared as follows:

Gross Revenues attributable to the first 100         [ ]% to UOL    [ ]% to ESI
registrations

Gross Revenues attributable to registrations        [ ]% to UOL     [ ]% to ESI
after the first 100

UOL's will receive an additional [ ]% of Gross Revenues ([ ]% for the first 100 registrations, [ ]% for registrations above 100) for each participant brought into the Online Courses as a direct result of UOL's own marketing efforts.* UOL shall provide written data (contracts, purchase orders, etc.) as evidence of their marketing efforts.

* [ ] CONFIDENTIAL TREATMENT REQUESTED; CERTAIN INFORMATION OMITTED AND FILED SEPARATELY WITH THE SEC.

ESI will be responsible for paying royalties from its portion of the Gross Revenues to content, accreditation, or certification providers, based on existing and newly obtained agreements between those providers and ESI.

ARTICLE 16-RIGHT TO AUDIT

Each party will have the right to audit, at any time during the life of this Agreement, the other party's records of Online course tuition payments received.

ARTICLE 17-EXCLUSIVITY OF RELATIONSHIPS

UOL agrees not to take any action that could deteriorate the long-term relationship ESI enjoys with The George Washington University and its Schools.

ESI agrees that it shall develop, deliver, and market Online Courses exclusively with UOL for the term of this Agreement.

UOL agrees that it shall develop, deliver, and market the Online Courses exclusively with ESI for the term of this Agreement.

ARTICLE 18-AMENDMENTS TO THIS AGREEMENT

This Agreement may be amended by mutual agreement of the parties. All amendments to the agreement will be made in writing.

ARTICLE 19-DURATION OF THIS AGREEMENT

This Agreement will be in effect for five years from the date hereof, unless terminated sooner pursuant to the terms set forth in Article 20. At the expiration of this initial five-year term, the Agreement will renew automatically for one-year terms unless terminated pursuant to the terms set forth in Article 20.

ARTICLE  20-TERMINATION  OF THIS  AGREEMENT

This Agreement may be terminated as follows:

a. Either party may terminate the Agreement by giving 90 days' notice of its intent to terminate at the end of the initial five-year term or at the end of any successive one-year term.

b. The agreement may be terminated by either party upon written notice to the other party that a material provision of this Agreement has been breached, and the other party's failure to cure that breach within 90 days of receipt of such notice.

c. Any party affected by an event of bankruptcy will immediately give notice of this event to the other party, and the other party may, at its option, terminate this agreement upon written notice. For purposes of this Agreement, an event of bankruptcy is defined as the adjudging of the affected party to be insolvent or bankrupt; the institution of any, proceedings seeking relief, reorganization, or arrangement under any laws relating to insolvency; the filing of any involuntary petition in bankruptcy that is not discharged within 60 days after filing; the assignment for the benefit of the party's creditors, or the appointment of a receiver, liquidator, or trustee of any of the party's assets; or the liquidation, dissolution, or winding up of the party's business.

d. The agreement may be terminated at any time by the mutual agreement of the parties, expressed in a written document signed by both parties.

ARTICLE 21-NOTICES

All notices hereunder will be given in writing at the addresses set forth above. The parties will promptly notify each other in writing of any change of address. Notice given by express courier requiring signature upon delivery will be deemed delivered on the day of receipt by someone who signs on behalf of the notified party.

ARTICLE 22-ARBITRATION

Any claim, dispute, or controversy arising out of or in connection with or relating to this Agreement or the breach or alleged breach of this Agreement, will be solely and finally settled by arbitration as herein provided. Except as they may be modified by the parties' mutual agreement, the commercial arbitration rules of the American Arbitration Association (the "Rules") will govern any arbitration contemplated by this article. The arbitration shall be conducted where best suited for the resolution of the dispute in light of the convenience of the parties and their documents and witnesses. The arbitration will be conducted by one arbitrator who will be selected in accordance with the Rules. Nothing herein limit the right of either party to seek to obtain in any court of competent jurisdiction any interim relief or provisional remedy, including injunctive relief. Seeking or obtaining such interim relief or provisional remedy in a court will not be deemed a waiver of this agreement to arbitrate. Any award rendered by the arbitrator shall be final and not subject to judicial review. Judgment on the award of the panel may be entered, and the prevailing party may seek enforcement thereof, in any court having jurisdiction over the parties or their assets.

ARTICLE 23-INDEMNIFICATION AND INFRINGEMENT

Each party agrees to indemnify, defend, and save harmless the other party, its respective subsidiaries, other affiliates, its direct and indirect customers, and the officers, directors, employees, successors, and assigns of any of them from and against claims, losses, damages, expenses, liabilities, suits, demands, or liens that arise out of or result from:

a. Any failure by the other party to perform its obligations under this Agreement; and,

b. Any, alleged act of infringement of any patent, trademark, copyright, or other right or any misappropriation (including misuse) of any trade secret or other proprietary interest, except where such infringement or misappropriation arises solelv from the other party's adherence to the one party's written instructions which are so specific as to directly cause such infringement or misappropriation, in which case the one party shall so indemnify the other party.

c. Each party shall notify the other promptly of any claim for which the other is responsible hereunder, and shall cooperate with the other in every reasonable way to facilitate the defense of any such claim.

ARTICLE 24 EXPRESS WRITTEN APPROVAL

UOL agrees to obtain express written approval from ESI prior to offering any ESI-owned or controlled course materials or any derivative Online Course as part of an agreement with another university, college, or other educational institution or with any other UOL customer or partner.

ARTICLE 25-ASSIGNABILITY

This Agreement may not be assigned, sublicensed, or transferred by either party without the prior written consent of the other party.

ARTICLE 26-GOVERNING LAW

This Agreement shall be interpreted, construed, and enforced in accordance with the laws of the Commonwealth of Virginia, without regard to the choice of law rules of that state.


IN WITNESS WHEREOF, the duly authorized representatives of the parties hereto have executed this Agreement in duplicate on the day and year written below.

Educational Services Institute               University Online, Inc.

By: /s/                                      By: /s/
   -------------------                           -------------------------
   James C. Duncan                               Carl Tyson
   Vice President                                President

Date: 9-11-96                                Date:  9-4-96
     ----------------                              -------------------------